SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                  FORM  8-K/A

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 1998
                                                  ------------

                              TELEPAD CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                         0-21934              52-1680936
---------------                   ------------          --------------
(State or other                   (Commission            (IRS Employer
jurisdiction of                    File                 Identification
 incorporation)                    Number)                   Number)

380 HERNDON PARKWAY, SUITE 1900, HERNDON, VIRGINIA          20170
---------------------------------------------------       ----------
     (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (703) 834-9000
                                                    --------------

         The undersigned Registrant hereby reports the following items related to Registrant's acquisition on May 27, 1998 of L&E Mobile Computer Mounts, Inc. in a transaction accounted for as a purchase. The Registrant filed on June 11, 1998 a Current Report on Form 8-K, which disclosed that the acquisition had been completed. The Registrant indicated in that report its intention to submit the financial statements and pro forma financial information prescribed by Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X, respectively, not later than August 10, 1998, in accordance with Subsection (a)(4) of Item 7 of the General Instructions for the Current Report on Form 8-K. This Amendment to the Current Report is being filed to (i) amend Item 2 of the Filing, (ii) report further developments in connection with the acquisition, and (iii) provide the financial information required by Item 7.

Item 2.    Acquisition or Disposition of Assets

         On May 27, 1998, TelePad Corporation ("TelePad"), pursuant to a Share Purchase Agreement dated as of May 27, 1998 (the "Purchase Agreement"), acquired from Christine LeMaire and Dean N. Eisenberger (collectively the "L&E Shareholders"), all of the outstanding capital stock of L&E Mobile Computer Mounts, Inc. ("L&E"). L&E is a distributor, installer and integrator of vehicle mounted mobile computers, and a distributor and manufacturer of mobile mounting products. At closing, among other things, TelePad paid a total of $1,300,000 in cash to the L&E Shareholders ("Cash Consideration") and issued to them a total of (a) 900,000 shares of its Class A Common Stock, par value $.01 per share (the "Common Stock Consideration"), and (b) 950,000 shares, having a liquidation preference of $1.00 per share, of a new series of preferred stock designated Series C 7% Cumulative Redeemable Convertible Preferred Stock ("Preferred Shares"). TelePad is obligated to pay an additional sum (the "Additional Consideration") to the L&E Shareholders, within a specified number of days after the earlier of: (i) the third anniversary of the closing under the Purchase Agreement (the "Closing"); (ii) the date on which any event included in the definition of "Acceleration Event" occurs (including specified changes in control of TelePad and certain other extraordinary events regarding TelePad or L&E); and (iii) at TelePad's option, on an earlier date (the "Additional Consideration Payment Date"). The amount of the Additional Consideration will be based on either (a) a formula using a multiple of L&E's average annual "stand-alone" earnings before interest, taxes, depreciation and amortization and certain other expenses (as described in the Purchase Agreement) from the Closing to the Additional Consideration Payment Date, or (b) at TelePad's option, the present value on the Additional Consideration Payment Date, of $20,000,000 discounted from the third anniversary of the Closing, assuming a discount rate of 8.5% per annum. As a condition to the Closing, as a capital contribution, TelePad concurrently issued a a non-recourse $333,000 note payable to L&E, initially bearing interest at a rate of 6% per annum through maturity, which was July 27, 1998, and thereafter at the lesser of (i) the rate of 12 percent (12%) per annum or (ii) the highest interest rate permitted by applicable law (the "Note"). TelePad, L&E and the L&E Shareholders have entered into a series of negotiations concerning the possible termination of the Note and amendment of the provisions of the Purchase Agreement relating to additional capital investments in L&E to be made by TelePad. There is no assurance that the above-mentioned negotiations will result in an agreement to amend the Purchase Agreement. If no such agreement of amendment is reached, TelePad would intend to repay the Note.

         Pursuant to the Certificate of Designations by which the Preferred Shares were created, each Preferred Share is convertible into one share of Common Stock, upon approval of such conversion (the "Conversion Proposal") by the holders of a majority of the outstanding Common Stock voted thereon in person or by proxy at an annual or special meeting (the "First Meeting"), or a subsequent annual or special meeting (the "Second Meeting"). TelePad intends to convene the First Meeting, and if necessary the Second Meeting, to seek shareholders approval of the Conversion Proposal, no later than the 210th day following the Closing. If the Conversion Proposal is approved, the 950,000 Preferred Shares will be converted into 950,000 shares of Common Stock (subject to certain anti-dilution adjustments).

Subject to TelePad's right to redeem or purchase such shares, failure of the Preferred Shares to convert into Common Stock on or prior to the 210th day following the Closing would constitute an event of default under the pledge agreements between TelePad and the L&E Shareholders as discussed below (the "Pledge Agreements"), and, as a result, the L&E Shareholders would have a right to foreclose upon the L&E capital stock acquired by TelePad from the L&E Shareholders (the "L&E Stock") commencing on the 271st day following the Closing. The L&E Shareholders and the Investors (defined below) have agreed to vote all Common Stock held by such persons in favor of the Conversion Proposal.

         Dividends, payable annually in cash will begin to accrue on the Preferred Shares commencing on the earlier of January 1, 2000 and the date on which the Second Meeting is held if at such meeting shareholder approval of the Conversion Proposal is not obtained. At any time before, on or after the dividend commencement date, TelePad may at its option redeem, in whole or in part, the Preferred Shares at a redemption price equal to their liquidation preference plus, if the redemption date occurs after the dividend commencement date, accrued and unpaid dividends thereon to the redemption date.

         The Common Stock Consideration and the Preferred Shares are subject to certain purchase and sale obligations pursuant to the Purchase Agreement. Specifically, commencing 90 days following the Closing, each L&E Shareholder shall have the right to cause TelePad to purchase any part, or all, of the Common Stock Consideration and the Preferred Shares (including all Common Stock into which such shares may be converted), at a purchase price of $0.38 per share (the "Put Rights"). The earliest date on which the Put Rights shall terminate is the 300th day from the Closing, and the latest date is the first anniversary of the Closing. However, if the Common Stock comprising the Common Stock Consideration and, if the Conversion Proposal is approved, Common Stock issued upon conversion of the Preferred Shares are subject to a registration statement effective under the Securities Act of 1933 as amended (the "Securities Act"), the Put Right shall terminate on the later to occur of the 300th day after the Closing and the date such registration statement first becomes effective. If TelePad fails to file such a registration statement on or before the 210th day following the Closing an event of default will occur under the Pledge Agreements, entitling the L&E Shareholders to foreclose upon the L&E Stock as discussed above.

         In addition to its rights to redeem the Preferred Shares under the Certificate of Designations, TelePad has certain repurchase rights under the Purchase Agreement (the "Call Rights"). The Call Rights entitle TelePad, from time to time, following notice to the L&E Shareholders or either L&E Shareholder, (a) commencing on the Closing Date, and expiring on the 210th day following the Closing, to repurchase up to 450,000 Preferred Shares (or Common Stock if such L&E Shareholder or L&E Shareholders, as the case may be, no longer owns any Preferred Shares) at a purchase price of $0.50 per share; and (b) if the Conversion Proposal is not approved on or prior to the 210th day following the Closing, commencing on such 210th day, and expiring 60 days thereafter, to repurchase up to an additional 500,000 Preferred Shares at a purchase price of $1.00 per share.

         The L&E Shareholders will continue to comprise the senior management of L&E pursuant to employment agreements with L&E executed at the Closing. Pursuant to the Purchase Agreement, until the Additional Consideration is paid, (a) the L&E Shareholders will have the right to nominate three of the five L&E directors, which three nominees TelePad is obligated to elect, and (b) the TelePad board of directors is obligated to appoint one of the L&E Shareholders to the existing vacant seat on TelePad's board of directors, and to nominate such person as a director.

         Until the Additional Consideration has been paid, no dividend or distribution in respect of the L&E Stock shall be paid or made to TelePad, except L&E is obligated to pay a dividend at the end of each fiscal quarter, in respect of the L&E Stock in an aggregate amount equal to the Estimated Tax Payment. Estimated Tax Payment means (a) 25% of L&E's estimated "stand alone" tax liability for the then current tax year, less (b) with respect to the initial tax year in which a change in L&E's method of accounting from "cash basis" to "accrual basis" occurs, the increase in L&E's estimated "stand alone" tax liability, if any, incurred solely as a result of such change in accounting method, to the fullest extent that funds are legally available for declaration of such dividends.

         Pursuant to separate Pledge Agreements, TelePad granted security interests in the L&E Stock to L&E and the L&E Shareholders to secure TelePad's obligations (a) to pay the Note; (b) to pay the Additional Consideration; (c) to pay the above-discussed additional capital contributions to L&E; (d) to register the Common Stock of the L&E Shareholders under the Securities Act; (e) to satisfy the Put Rights, and (f) to nominate as a TelePad director a designee of the L&E Shareholders "Secured Obligations"). TelePad's liability in respect of the Secured Obligations is limited to the right of each L&E Shareholder to foreclose upon the L&E Stock which such L&E Shareholder sold to TelePad pursuant to the Purchase Agreement. However, as a condition to each L&E Shareholder's right to foreclose upon L&E Stock prior to the first anniversary of the Closing, he or she must transfer to TelePad 475,000 Preferred Shares; provided, however, if such L&E Shareholder owns fewer than 475,000 Preferred Shares, including as a result of the exercise of Put or Call Rights or redemption rights, then any shortfall shall be satisfied by such L&E Shareholder by transferring an equal number of shares of Common Stock.

         Under the Purchase Agreement, regardless of whether a default under the Pledge Agreements has occurred, TelePad is entitled at any time to assign and transfer 50% of the L&E Stock to one L&E Shareholder and the 50% balance of the L&E Stock to the other L&E Shareholder, in complete satisfaction of all of the Secured Obligations and in such event TelePad shall not have any personal or direct obligation or liability for payment, satisfaction or otherwise in respect of the Secured Obligations. Also, TelePad does not have any personal or direct obligation or liability in respect of the Secured Obligations except in respect of foreclosure against the L&E Stock as provided in the Pledge Agreements.

         TelePad obtained $1,000,000 of the Cash Consideration through a portion of the proceeds realized on May 27, 1998 from TelePad's private sale of convertible notes in the aggregate principal amount of $1,500,000 (the "Investor Notes"), to the following private investors: Ellis Enterprises LTD, Beeston Investments LTD, The Hewlett Fund, Inc., Investcor LLC, Austrot Anstalt Schaan, Balmore Funds S.A., and The Gross Foundation, Inc. (collectively, the "Investors"). TelePad also issued to certain placement agents warrants to purchase 200,000 shares of Common Stock, at an exercise price of $0.98 per share, subject to certain anti-dilution and other adjustment provisions contained therein (the "Warrants"). Each Investor Note bears interest at a rate of 8% per annum, matures on the first anniversary of the Closing, and is convertible, in $25,000 increments, at the discretion of the holder into Common Stock from time to time until the principal balance and all unpaid interest on such Investor Note is paid in full (the "Conversion Date") at a specified per share conversion price subject to certain anti-dilution and other adjustments. TelePad has issued into escrow 1,500,000 shares of Common Stock reserved for delivery to the Investors in the event of the conversion of the Investor Notes. The issuance of any additional shares (in excess of such 1,500,000 shares) by TelePad to the Investors with respect to the conversion of the Investor Notes and the issuance of the Put Notes (if any), or to certain placement agents upon exercise of the Warrants, is subject to prior approval of TelePad's shareholders. The conversion price will be $0.98 per share if the conversion occurs within the first 120 days following the Closing, and thereafter if the average closing bid price for the Common Stock on the NASDAQ SmallCap Market, or any other securities exchange or securities market on which the Common Stock is then traded for any five consecutive days is less than $1.31, then the conversion price per share will be the lesser of (i) 75% of the average closing bid price of the Common Stock on the NASDAQ SmallCap Market, or any other securities exchange or securities market on which the Common Stock is then traded, for the five consecutive trading days immediately preceding the Conversion Date, or (ii) $0.98. TelePad has granted the Investors, a security interest in all of TelePad's assets, other than the L&E Stock, to secure the Investor Notes. The Investors have agreed to subordinate their security interest in TelePad's assets in favor of liens in connection with non-convertible debt financing on reasonable commercial terms by TelePad but up to a maximum prior lien of $1,000,000 and provided the Investors have been given seven business days prior notice of such financing.

         Pursuant to its obligations under the subscription agreement by which the Investors purchased the Investor Notes (the "Subscription Agreement"), TelePad filed with the Securities and Exchange Commission ("SEC") Registration Statement (No. 333-57795) on Form S-3 (the "Registration Statement") covering all of the Common Stock issuable upon exercise of the Warrants, and 20,000 shares of Common Stock for each $10,000 of aggregate principal amount of the Investor Notes (the "Investor Shares"), and the Common Stock issuable upon conversion of the Put Notes (described below). Such Registration Statement became effective on July 10, 1998, resulting in $300,000 of the $1,500,000 purchase price of the Investor Notes being released to TelePad, which funds had been held in escrow pursuant to agreement between TelePad and the Investors.

          Pursuant to the Subscription Agreement, if certain conditions precedent had been satisfied, as described below, the Investors would have been obligated to purchase from TelePad convertible notes (the "Put Notes") in the aggregate principal amount of $1,000,000, if TelePad had exercised such right during the 45-day period commencing 30 days after the effective date of a registration statement covering the Investor Shares ("Put Period"). The Investors' obligation to purchase the Put Notes was contingent on, among other things, the timely obtainment of the exemption from NASDAQ's corporate governance rules or the approval of its shareholders of the issuance of the Investor Shares upon conversion of the Investor Notes, the Put Notes, and exercise of the Warrants. TelePad did not satisfy this condition precedent and the Investors are no longer obligated to purchase the Put Notes.

         Upon the occurrence of certain events ("Investor Acceleration Events"),
(i) the interest rate under the Investor Notes is subject to increase from 8% per annum to 16% per annum, and (ii) all sums of principal and interest then remaining unpaid under the Investor Notes and all other amounts payable thereunder, shall be immediately due and payable, at the holders option, all without demand, presentment or notice, or grace period. Investor Acceleration Events include, among other things, the failure of TelePad to obtain, within 60 days of Closing, the approval of its shareholders required pursuant to NASDAQ's corporate governance rules to allow conversion of the Investor Notes and exercise of all the Warrants and conversion of the Put Notes, but only to the extent of the Investor Notes that may not be converted due to TelePad's failure to obtain such shareholder approval. As of the 75th day following Closing, TelePad has not obtained such shareholder approval, and the Investors have not indicated to TelePad their intention to convert, or not to convert, the Investor Notes or the Warrants (no Put Notes have been issued as of such date).

         The above summary of certain terms and provisions of the Purchase Agreement, Certificate of Designations, Pledge Agreements, and certain documents executed in connection with such foregoing mentioned agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of such documents which were previously filed with TelePad's Current Report on Form 8-K on June 11, 1998 as Exhibits 4.1 and 10.1 through 10.6 inclusive.

Item 7.    Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired

                                                                     Page Number

Report of Ernst & Young LLP, Independent Auditors                         F-1

L&E Mobile Computer Mounts, Inc. Balance Sheets as of
December 31, 1996 and 1997 and March 31, 1998 (unaudited).                F-2

L&E Mobile Computer Mounts, Inc. Statements of Operations for
the Period from April 22, 1996 (inception) through December 31, 1996, the Year Ended December 31, 1997 and for the three month
Periods Ended March 31, 1997 and 1998 (unaudited).                        F-3

L&E Mobile Computer Mounts, Inc. Statement of Shareholders' Equity
(Deficit) for the Period from April 22, 1996 (inception) through
December 31, 1996, the Year Ended December 31, 1997 and for
the three month Periods Ended March 31, 1997 and 1998 (unaudited).        F-4

L&E Mobile Computer Mounts, Inc. Statements of Cash Flows for the
Period from April 22, 1996 (inception) through December 31, 1996, the Year Ended December 31, 1997 and for the three month
Periods Ended March 31, 1997 and 1998 (unaudited).                        F-5

Notes to Financial Statements                                             F-6

(b)   Pro Forma Financial Information

Unaudited Pro Forma Combined Condensed Balance Sheet as of
March 31, 1998.                                                           F-12

Unaudited Pro Forma Combined Condensed Statement of Operations
for the Year Ended December 31, 1997                                      F-13

Unaudited Pro Forma Combined Condensed Statement of Operations
for the Three Month Period Ended March 31, 1998.                          F-14

Notes to the Unaudited Pro Forma Combined Condensed Balance Sheet
and Statements of Operations.                                             F-15

INDEX TO EXHIBITS

================================================================================
     EXHIBIT               |
     NUMBER                |   DESCRIPTION
--------------------------------------------------------------------------------
     23.1*                     Consent of Ernst & Young LLP, independent
                               auditors.
================================================================================
*        Filed herewith

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 10, 1998

                                 TELEPAD CORPORATION

                            By: /s/ Donald W. Barrett
                                _______________________________
                                 Donald W. Barrett
                                 Chairman and Chief Executive Officer

               Report of Ernst & Young LLP, Independent Auditors

The Board of Directors and Shareholders
L&E Mobile Computer Mounts, Inc.

We have audited the accompanying balance sheets of L&E Mobile Computer Mounts, Inc. as of December 31, 1996 and 1997, and the related statements of operations, shareholders' equity (deficit), and cash flows for the period from April 22, 1996 (inception) through December 31, 1996 and the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of L&E Mobile Computer Mounts, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for the period from April 22, 1996 (inception) through December 31, 1996 and the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                                       /s/ Ernst & Young LLP

Vienna, Virginia

June 19, 1998

                       L&E Mobile Computer Mounts, Inc.

                                 Balance Sheets

                                                                                 DECEMBER 31,             MARCH 31,
                                                                             1996           1997            1998
                                                                             ----           ----          ---------
                                                                                                         (UNAUDITED)
ASSETS
Current assets:
   Cash                                                                   $    677       $    4,955       $   53,146
   Accounts receivable, less allowance of $0, $10,000 and $10,000,
     respectively                                                           33,166        1,063,596        1,512,722
   Inventory                                                                     -                -          154,619
   Due from related parties                                                    198              770              770
   Other current assets                                                          -           38,296           18,295
                                                                          --------       ----------       ----------
Total current assets                                                        34,041        1,107,617        1,739,552

Property and equipment:
   Computer equipment                                                        5,791            5,791            5,791
   Leasehold improvements                                                        -            3,471            3,471
                                                                          --------       ----------       ----------
                                                                             5,791            9,262            9,262
   Less accumulated depreciation                                                 -           (2,027)          (2,717)
                                                                          --------       ----------       ----------
   Net property and equipment                                                5,791            7,235            6,545
                                                                          --------       ----------       ----------
Total assets                                                              $ 39,832       $1,114,852       $1,746,097
                                                                          ========       ==========       ==========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable                                                       $ 38,362      $   558,303       $1,452,302
   Line of credit                                                                -           72,000          130,000
   Notes payable                                                            10,000           10,000                -
   Due to related parties                                                   21,523          330,603           10,603
   Other current liabilities                                                   500            1,220           10,038
                                                                          --------       ----------       ----------
Total current liabilities                                                   70,385          972,126        1,602,943

Shareholders' equity (deficit):
   Common stock, no par value, 1,000 shares authorized, 198 shares
     issued and outstanding                                                    198              198              198
   Retained earnings (deficit)                                             (30,751)         142,528          142,956
                                                                          --------       ----------       ----------
Total shareholders' equity (deficit)                                       (30,553)         142,726          143,154
                                                                          --------       ----------       ----------
Total liabilities and shareholders' equity (deficit)                      $ 39,832       $1,114,852       $1,746,097
                                                                          ========       ==========       ==========

SEE ACCOMPANYING NOTES.

                        L&E Mobile Computer Mounts, Inc.

                            Statements of Operations

                                             PERIOD FROM
                                            APRIL 22, 1996
                                             (INCEPTION)
                                               THROUGH            YEAR ENDED      THREE MONTHS ENDED  THREE MONTHS ENDED
                                          DECEMBER 31, 1996   DECEMBER 31, 1997     MARCH 31, 1997      MARCH 31, 1998
                                          -----------------   -----------------    -----------------   -----------------
                                                                                                (UNAUDITED)
Revenues                                       $145,543           $3,713,043            $70,787            $1,891,653

Cost of revenues                                126,226            2,886,479              9,818             1,673,715
                                               --------           ----------            -------            ----------
Gross profit                                     19,317              826,564             60,969               217,938

Selling, general and administrative              49,568              604,137              3,404               214,171
                                               --------           ----------            -------            ----------
Income (loss) from operations                   (30,251)             222,427             57,565                 3,767

Interest expense                                    500                7,870                  -                 3,339
                                               --------           ----------            -------            ----------
Net income (loss)                              $(30,751)          $  214,557            $57,565            $      428
                                               ========           ==========            =======            ==========

SEE ACCOMPANYING NOTES.

                        L&E Mobile Computer Mounts, Inc.

                  Statements of Shareholders' Equity (Deficit)

                                                                 RETAINED
                                                    COMMON       EARNINGS
                                                    STOCK       (DEFICIT)      TOTAL
                                                    ------      ---------      -----
Initial issuance of common stock                     $198      $      -      $    198
   Net loss                                             -       (30,751)      (30,751)
                                                     ----      --------      --------
Balance at December 31, 1996                          198       (30,751)      (30,553)
   Distributions to shareholders                        -       (41,278)      (41,278)
   Net income                                           -       214,557       214,557
                                                     ----      --------      --------
Balance at December 31, 1997                          198       142,528       142,726
   Net income (unaudited)                               -           428           428
                                                     ----      --------      --------
Balance at March 31, 1998 (unaudited)                $198      $142,956      $143,154
                                                     ====      ========      ========

SEE ACCOMPANYING NOTES.

                        L&E Mobile Computer Mounts, Inc.

                            Statements of Cash Flows

                                                       PERIOD FROM
                                                     APRIL 22, 1996
                                                       (INCEPTION)                             THREE MONTHS     THREE MONTHS
                                                         THROUGH               YEAR ENDED           ENDED            ENDED
                                                    DECEMBER 31, 1996      DECEMBER 31, 1997   MARCH 31, 1997   MARCH 31, 1998
                                                    -----------------      -----------------   --------------   --------------
                                                                                                         (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)                                       $(30,751)             $   214,557        $ 57,565          $     428
Adjustments to reconcile net income (loss) to net
 cash (used in) provided by operating activities:
     Depreciation                                              -                    2,027               -                690
     Changes in operating assets and liabilities:
        Accounts receivable                              (33,166)              (1,030,430)        (29,112)          (449,126)
        Inventory                                              -                        -               -           (154,619)
        Due to/from related parties                       21,325                  308,508               -           (320,000)
        Other assets                                           -                  (38,296)              -             20,001
        Accounts payable                                  38,362                  519,941         (21,311)           893,999
        Other current liabilities                            500                      720               -              8,818
                                                        --------              -----------        --------          ---------
Net cash (used in) provided by operating activities       (3,730)                 (22,973)          7,142                191

INVESTING ACTIVITIES
Purchases of property and equipment                       (5,791)                  (3,471)              -                  -
                                                        --------              -----------        --------          ---------
Net cash used in investing activities                     (5,791)                  (3,471)              -                  -

FINANCING ACTIVITIES
Proceeds from line of credit                                   -                  482,000               -             58,000
Payments on line of credit                                     -                 (410,000)              -                  -
Proceeds from notes payable                               10,000                   50,000               -                  -
Payments on notes payable                                      -                  (50,000)              -            (10,000)
Issuance of common stock                                     198                        -               -                  -
Distributions to shareholders                                  -                  (41,278)              -                  -
                                                        --------              -----------        --------          ---------
Net cash provided by financing activities                 10,198                   30,722               -             48,000
                                                        --------              -----------        --------          ---------
Increase in cash                                             677                    4,278           7,142             48,191
Cash at beginning of period                                    -                      677             677              4,955
                                                        --------              -----------        --------          ---------
Cash at end of period                                   $    677              $     4,955        $  7,819          $  53,146
                                                        ========              ===========        ========          =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                  $      -              $     7,370        $      -          $   3,339
                                                        ========              ===========        ========          =========

SEE ACCOMPANYING NOTES.

                        L&E Mobile Computer Mounts, Inc.
                         Notes to Financial Statements
                               December 31, 1997


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICES

ORGANIZATION

L&E Mobile Computer Mounts, Inc. (the "Company"), was incorporated on April 22, 1996 in the Commonwealth of Pennsylvania. The Company is a distributor and installer of mobile computers and mounting products, as well as related parts and supplies and conducts its operations from its office in Conshohocken, Pennsylvania. The Company operates in principally one business segment.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS (UNAUDITED)

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to credit risk include cash on deposit with financial institutions and accounts receivable. The Company believes that no significant credit risk exists with respect to cash deposits. Concentrations of credit risk with respect to accounts receivable are limited since they are primarily related to state and local government agencies.

REVENUE RECOGNITION

Product sales are recognized when products are shipped to customers. Revenue on service and development contracts is recognized as the services are performed and as contract objectives are achieved. The Company's two largest customers accounted for approximately 88% of total revenue for the period from April 22, 1996 (inception) through December 31, 1996 and approximately 28% of total revenue for the year ended December 31, 1997.

INVENTORY

Inventory is stated at actual cost. The Company provides for inventory reserves or write-offs as inventory is identified as being obsolete, slow-moving or unsaleable.

                        L&E Mobile Computer Mounts, Inc.
                   Notes to Financial Statements (continued)


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICES (CONTINUED)

PROPERTY & EQUIPMENT

Computer equipment and leasehold improvements are recorded at cost and depreciated using the straight-line method over the shorter of the asset's estimated useful life or the lease term. Computer equipment and leasehold improvements are depreciated over three years.

SIGNIFICANT VENDOR

One vendor accounted for approximately 59% and 18% of the Company's inventory purchases for the period from April 22, 1996 (inception) through December 31, 1996 and the year ended December 31, 1997, respectively.

ADVERTISING

Advertising costs are expensed when incurred and were approximately $100 and $3,000 for the period from April 22, 1996 (inception) through December 31, 1996 and the year ended December 31, 1997, respectively.

INCOME TAXES

The Company has elected to be taxed, for federal and state income tax purposes, as an S- Corporation under applicable provisions of the Internal Revenue Code. Accordingly, income, losses and credits are passed through directly to the shareholders, rather than being taxed at the corporate level.

RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued Statement No. 130, REPORTING COMPREHENSIVE INCOME, ("SFAS No. 130"). SFAS No. 130 establishes rules for reporting and displaying comprehensive income and is effective for the Company for 1998. The adoption of SFAS No. 130 did not have an impact on the Company's financial position, results of operations or cash flows.

In June 1997, the FASB issued Statement No. 131, DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, ("SFAS No. 131"). SFAS 131 is effective for the fiscal year ended December 31, 1998 and establishes standards for disclosures about products, geographies and major customers. The Company expects that implementation of this standard will not have a material effect on its financial statement disclosures.

The Accounting Standards Executive Committee (AcSEC) recently issued SOP 98-5, REPORTING ON THE COSTS OF START-UP ACTIVITIES. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 and requires the costs of start-up activities, including organization costs, to be expensed as incurred. The Company's adoption of SOP 98-5 did not have an effect on the Company's financial position or results from operations as the Company's policy has always been to expense start-up costs as incurred.

                        L&E Mobile Computer Mounts, Inc.
                   Notes to Financial Statements (continued)



2. LINE OF CREDIT AND NOTES PAYABLE

In September 1997, the Company obtained a $200,000 line of credit which provides for available credit to the Company through September 10, 1998 and is payable on demand. The Company is required to make monthly payments of accrued interest on any unpaid balances at the bank's Prime rate plus 2% (10 1/2% at December 31, 1997). The line of credit is renewable annually and is secured by all of the assets of the Company, as well as personal guarantees by the Company's shareholders. At December 31, 1997 the Company had an outstanding balance of $72,000 on this line of credit.

In 1996 the Company received a $10,000 loan from an individual. The amount was repaid in January 1998 with accrued interest at 5%. In June 1997, the Company received a $50,000 loan from an individual which was repaid in December 1997 with accrued interest of approximately $4,000.

3. LEASE COMMITMENTS

The Company leases its office facility under an operating lease that expires in September 2000. The Company also leases two vehicles and various office equipment under operating leases. For the period from April 22, 1996 through December 31, 1996 and the year ended December 31, 1997 operating lease expense was approximately $6,000 and $20,000, respectively. Minimum future lease payments on these leases at December 31, 1997 are as follows:

            YEAR ENDED DECEMBER 31
            ----------------------
            1998                             $ 34,164
            1999                               36,528
            2000                               29,607
            2001                                6,208
            2002                                1,236
                                             --------
            Total                            $107,743
                                             ========

4. RELATED PARTY TRANSACTIONS

The two shareholders of the Company are also the sole shareholders of another company, L&E Emergency Equipment and Supply, Inc. ("L&E Emergency") which operated out of the same facility and shared employees with L&E Mobile in 1996 and 1997. For the period from April 22, 1996 (inception) through December 31, 1996, allocations for salary expense and operating lease expense for the Company were approximately $16,000 and $5,000, respectively. At December 31, 1996, the Company had a payable balance of approximately $22,000 to L&E Emergency. For the year ended December 31, 1997, the Company recorded $90,000 of salary expense for services provided by L&E Emergency's employees and approximately $13,000 for operating lease expense. The Company had a receivable balance of approximately $800 from L&E Emergency at December 31, 1997. The salary and lease allocations were based on the operations of the two companies for each of the periods.

At December 31, 1996, notes receivable of $198 were due from the two shareholders for their purchase of shares of common stock. In 1997, the notes receivable from the stockholders were repaid through a non-cash distribution to the shareholders. At December 31, 1997, the Company accrued liabilities of approximately $10,600 to one of its shareholders for a distribution, and $320,000 to the two shareholders for bonuses. Each shareholder received a $160,000 bonus for 1997 which was paid in January 1998.

                        L&E Mobile Computer Mounts, Inc.
                   Notes to Financial Statements (continued)


5. SIMPLE RETIREMENT ACCOUNT PLAN

The Company began a Simple Retirement Account Plan in 1997 for all employees meeting certain minimum requirements. Contributions are made through voluntary employee salary reductions. The Company matches 3% of employee contributions up to $6,000 per individual.

6. SUBSEQUENT EVENTS

On May 27, 1998, the Company entered into a Share Purchase Agreement with TelePad Corporation ("TelePad"). TelePad acquired all of the outstanding capital stock of the Company in exchange for $1.3 million in cash, 900,000 shares of TelePad's Common Stock, 950,000 shares of TelePad's Series C 7% Cumulative Redeemable Convertible Preferred Stock to the shareholders of the Company and a $333,000 note receivable and various other commitments to the Company.

7. IMPACT OF THE YEAR 2000 (UNAUDITED)

The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company is in the initial phase of studying the implications of the Year 2000 on its information systems. Management believes that the risk associated with its information systems is not significant and accordingly, management does not anticipate that the Year 2000 will have a significant impact on its information systems or result in a significant commitment of resources to resolve the potential problems associated with this event.

The Company believes that the purchasing patterns of clients and potential clients may be affected by Year 2000 issues in a variety of ways. Many companies are expending significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase services such as those offered by the Company. Furthermore, payments for deliveries of components of supplies to the Company may be delayed, incomplete, or otherwise unavailable as a consequence of Year 2000 problems affecting clients or suppliers. Any of the foregoing could result in a material adverse effect on the Company's business, financial condition and results of operations.

                        L&E Mobile Computer Mounts, Inc.
                   Notes to Financial Statements (continued)



8. UNAUDITED PRO FORMA NET INCOME

The following unaudited pro forma income tax information is presented in accordance with Statement of Financial Accounting Standard No. 109 as if the Company had been a C Corporation subject to federal and state income taxes for the year ended December 31, 1997 and the three month period ended March 31, 1998.

                                                              YEAR ENDED      THREE MONTHS ENDED
                                                          DECEMBER 31, 1997      MARCH 31, 1998
                                                          -----------------   ------------------
Net income before pro forma adjustments, per statement of
    operations                                                 $214,557              $ 428
Pro forma provision for income taxes at an estimated
    effective rate of 40%                                       (85,823)              (171)
                                                               ========              =====
Pro forma net income                                           $128,734              $ 257
                                                               ========              =====

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AND STATEMENTS OF
OPERATIONS

The unaudited pro forma combined condensed balance sheet gives effect to the acquisition of L&E Mobile Computer Mounts, Inc. ("L&E"), completed by TelePad Corporation (the "Company") on May 27, 1998, as if it had occurred on March 31, 1998.

The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1997 gives effect to the acquisition of L&E as if it had occurred on January 1, 1997. The unaudited pro forma combined condensed statement of operations for the three months ended March 31, 1998 gives effect to the acquisition of L&E as if it had occurred on January 1, 1998.

The unaudited pro forma combined condensed balance sheet and statements of operations are based on available information and on certain assumptions and adjustments described in the accompanying notes which the Company believes are reasonable. The unaudited pro forma combined condensed statements of operations are provided for informational purposes only and do not purport to present the results of operations of the Company had the transaction assumed therein occurred on or as of the date indicated, nor is it necessarily indicative of the results of operations which may be achieved in the future. The unaudited pro forma combined condensed balance sheet, statements of operations and related notes should be read in conjunction with the financial statements of the Company filed on its Form 10-K and the financial statements of L&E including the notes thereto (included herein).

                              TelePad Corporation

              Unaudited Pro Forma Combined Condensed Balance Sheet

                              As of March 31, 1998

                                                   Historical         Historical            Acquisition        Pro Forma
                                                    TelePad               L&E               Adjustments         Combined
                                                      (a)                 (b)                   (c)
Assets
Current assets:
     Cash and short term investments                $    724,260         $   53,146 (d)        $   24,907       $    802,313
     Accounts receivable                               1,128,757          1,512,722                                2,641,479
     Inventory                                         2,288,510            154,619                                2,443,129
     Other current assets                                207,839             19,065                                  226,904
                                                    ------------         ----------            ----------       ------------
Total current assets                                   4,349,366          1,739,552                24,907          6,113,825
Property and equipment, net                              363,316              6,545                                  369,861
Investment in Intellibit Corporation                     200,000                  -                                  200,000
Deposits and other assets                                 23,730                  -                                   23,730
Goodwill, net                                                  -                  - (e)         3,123,395          3,123,395
                                                    ============         ==========            ==========       ============
Total assets                                        $  4,936,412         $1,746,097            $3,148,302       $  9,830,811
                                                    ============         ==========            ==========       ============

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable and accrued expenses          $  1,831,731         $1,472,942                             $  3,304,673
     Line of credit                                            -            130,000                                  130,000
     Convertible notes payable                                 -                  - (f)         1,500,000          1,500,000
     Deferred revenue                                     13,601                  -                                   13,601
                                                    ------------         ----------            ----------       ------------
Total current liabilities                              1,845,332          1,602,942             1,500,000          4,948,274

Series C redeemable convertible preferred
     stock                                                                          (g)         1,009,850          1,009,850

Stockholders' equity
     Common stock                                        120,656                198 (h)             8,802            129,656
     Additional paid-in capital                       39,435,513                  - (i)           947,700         40,383,213
     Retained earnings (accumulated deficit)         (36,465,089)           142,957 (j)          (318,050)       (36,640,182)
                                                    ------------         ----------            ----------       ------------
Total stockholders' equity                             3,091,080            143,155               638,452          3,872,687
                                                    ============         ==========            ==========       ============
Total liabilities and stockholders' equity          $  4,936,412         $1,746,097            $3,148,302       $  9,830,811
                                                    ============         ==========            ==========       ============

                              TelePad Corporation

         Unaudited Pro Forma Combined Condensed Statement of Operations

                          Year ended December 31, 1997

                                              Historical       Historical         Acquisition      Pro Forma
                                                TelePad           L&E             Adjustments       Combined
                                                  (k)             (l)                 (c)
Revenues                                       $ 3,592,577      $3,713,043  (m)     $ (23,469)      $ 7,282,151
Cost of revenues                                 4,445,256       2,886,479  (m)       (22,203)        7,309,532
Loss on inventory purchase commitment              654,468               -                              654,468
                                               -----------      ----------          ---------       -----------
                                                (1,507,147)        826,564             (1,266)         (681,849)

Costs and expenses:
    Research and development                       942,793               -                              942,793
    Selling, general and administrative          4,406,679         604,137  (n)       672,782         5,683,598
                                               -----------      ----------          ---------       -----------
                                                 5,349,472         604,137            672,782         6,626,391
                                               -----------      ----------          ---------       -----------
Income (loss) from operations                   (6,856,619)        222,427           (674,048)       (7,308,240)

Interest income (expense) and other                298,906          (7,870) (o)      (120,000)          171,036
                                               -----------      ----------          ---------       -----------

Net income (loss) available for common
    stockholders
                                               $(6,557,713)       $214,557          $(794,048)      $(7,137,204)
                                               ===========        ========          =========       ===========

Basic and diluted loss per share (s)           $     (0.56)                                         $     (0.56)
                                               ===========                                          ===========

Weighted average shares outstanding (s)         11,745,551                                           12,645,551
                                               ===========                                          ===========

                              TelePad Corporation

         Unaudited Pro Forma Combined Condensed Statement of Operations

                       Three months ended March 31, 1998

                                              Historical        Historical         Acquisition        Pro Forma
                                               TelePad             L&E             Adjustments        Combined
                                                 (p)               (q)                 (c)
Revenues                                     $   673,161       $ 1,891,653                          $ 2,564,814
Cost of revenues                                 514,687         1,673,715                            2,188,402
                                             -----------       -----------           ---------      -----------
                                                 158,474           217,938                              376,412

Costs and expenses:
    Research and development                     143,248                 -                              143,248
    Selling, general and administrative        1,026,518           214,171  (r)         73,012        1,313,701
                                             -----------       -----------           ---------      -----------
                                               1,169,766           214,171              73,012        1,456,949

                                             -----------       -----------           ---------      -----------
Income (loss) from operations                 (1,011,292)            3,767             (73,012)      (1,080,537)

Interest income and (expense) and other           12,494            (3,339) (o)        (30,000)         (20,845)
                                             -----------       -----------           ---------      -----------

Net income (loss) available for common
    stockholders                             $  (998,798)      $       428           $(103,012)     $(1,101,382)
                                             ===========       ===========           =========      ===========

Basic and diluted loss per share (s)               (0.08)                                                 (0.09)
                                             ===========                                            ===========

Weighted average shares outstanding (s)       12,044,513                                             12,944,513
                                             ===========                                            ===========

       NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                          AND STATEMENTS OF OPERATION

(a)  Condensed Balance Sheet of TelePad Corporation as of March 31, 1998.

(b) Condensed Balance Sheet of L&E Mobile Computer Mounts, Inc. as of March 31, 1998.

(c) Represents adjustments related to the L&E acquisition based on a purchase price of approximately $1,300,000 in cash and an aggregate of 900,000 shares of the Company's Common Stock and 950,000 shares of a new series of preferred stock designated Series C 7% Cumulative Redeemable Convertible Preferred Stock. The 1,850,000 shares of the Company's Common and Preferred Stock were recorded at $1.063 per share, which represents the closing market price of the Company's Common Stock on May 27, 1998. The purchase price has been allocated on a preliminary basis to the assets and liabilities acquired based on the estimated fair values of the assets acquired and liabilities assumed.

(d) Represents the net amount of a $300,000 cash payment to the stockholders of L&E as part of the purchase price and the receipt of $324,907 from the proceeds of the $1,500,000 convertible notes.

(e) Represents the intangible asset goodwill related to the purchase of L&E in the amount of $3,123,395. The goodwill will be amortized on a straight-line basis over ten years.

(f) Represents convertible notes in the aggregate principal amount of $1,500,000 entered into to partially finance the L&E acquisition.

(g) Represents $0.01 per share par value and additional paid-in capital for 950,000 shares of the Series C 7% Cumulative Redeemable Convertible Preferred Stock issued to the stockholders of L&E as part of the purchase price.

(h) Represents $0.01 per share par value of 900,000 shares of Common Stock issued to the stockholders of L&E as part of the purchase price. Also represents the elimination L&E's Capital Stock in the amount of $198 at March 31, 1998.

(i) Represents additional paid-in capital on 900,000 shares of Common Stock issued to the stockholders of L&E as part of the purchase price.

(j) Represents expense of $175,093 in financing and legal fees related to the $1,500,000 convertible note. Also represents the elimination of L&E's accumulated earnings in the amount of $142,957 at March 31, 1998.

(k) Condensed Statement of Operations for TelePad Corporation for the year ended December 31, 1997.

(l) Condensed Statement of Operations for L&E Mobile Computer Mounts, Inc. for the year ended December 31, 1997.

(m) Represents the elimination of $23,469 of intercompany transactions, of which $22,203 was eliminated from cost of revenues and $1,266 was eliminated from selling, general and administrative expense.

(n) Represents $232,000 in estimated legal and accounting expenses, $150,000 in financing fees related to the convertible note, amortization expense of $292,048 related to the intangible assets acquired in the L&E acquisition, and the elimination of $1,266 in intercompany transactions.

(o)  Represents interest expense, at the annual rate of 8%, on the convertible note in the principal amount of $1,500,000.

(p) Condensed Statement of Operations for TelePad Corporation for the three months ended March 31, 1998.

(q) Condensed Statement of Operations for L&E Mobile Computer Mounts, Inc. for the three months ended March 31, 1998.

(r) Represents amortization expense of $73,012 related to the intangible assets acquired in the L&E acquisition.

(s) For the pro forma combined net loss per share (basic and diluted) and the weighted average shares outstanding calculation, 900,000 shares of Class A Common Stock have been included as if the acquisition occurred on the beginning of the periods presented.